David T. Thomson P.C.                     Certified Public Accountant


  Securities and Exchange Commission
  Mail Stop 11-3
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Dear Sirs/Madams:

  I have read the Caption entitled "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" of Han Logistics, Inc.'s Form SB-2 Amendment No. 5 and I have the following comments:

          1. I agree with the statements made in this caption except for the disclosure regarding the Board of Directors vote to engage
          Mantyla McReynolds, a Professional Corporation, as the
          Company's new independent accountants as I have no basis on which to agree or disagree with this statement.

          1. My letter notifying the Company of my resignation as their accountant and the ceasing of my accountant services was dated September 26, 2003 and was effective as of that date.

  Very truly yours,

  /s/ David T. Thomson P.C.

  David T. Thomson P.C.
  January 25, 2005












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